SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2000

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

         Derma Sciences, Inc. (the "Registrant") as of July 18, 2000 concluded subscription agreements with its President, Edward J. Quilty, and three investment firms for the sale of a total of $500,000 in dollar amount of Registrant's series E units ("Unit(s)") at the rate of $0.75 per Unit. The Units each consist of one share of common stock, par value $0.01 per share, ("Common Stock") and one and one tenth (1.1) warrants to purchase one share of Common Sock at $0.85 per share ("Warrant(s)"). The Warrants will expire at the close of business on July 18, 2005. The Registrant has agreed to file a registration statement with the Securities and Exchange Commission relative to the Common Stock component of the Units and the Common Stock issuable upon exercise of the Warrants.

        All subscriptions for the Units have been fully funded. The investors and the amounts invested are set forth in the table below:

Individual/Institution	Amount Invested

Edward J. Quilty
Princeton, New Jersey	$ 50,000

Kensington Capital Management LLC
New York, New York	300,000

Dolphin Offshore Partners
New York, New York	100,000

Redwood Asset Management
Oslo, Norway	50,000

Total subscriptions	$500,000

        Concurrently with Registrant's receipt of the foregoing investments, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. converted a total of $375,000 in principal amount of the Registrant's convertible bonds into Units at the rate of $0.75 per Unit.

        The Purchase Agreement relative to the Units is attached hereto as Exhibit 10.1. The Registration Rights Agreement governing the registration of the Common Stock component of the Units and Common Stock issuable upon exercise of the Warrants is attached hereto as Exhibit 10.2. The form of Warrant Agreement governing the terms and conditions of the Warrants is attached hereto as Exhibit 10.3. The Registrant's balance sheet at June 30, 2000 (unaudited) with pro forma adjustments reflecting the foregoing investments and bond conversions is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    10.1 – Purchase Agreement
                    10.2 – Registration Rights Agreement
                    10.3 – Form of Warrant Agreement
                    99.1 – Balance sheet at June 30, 2000 with pro forma adjustments

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: August 11, 2000	By: /s/ Edward J. Quilty Edward J. Quilty President and Chief Executive Officer